Rule 30a-2(b) CERTIFICATIONS

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code): Each of the undersigned officers of Cullen Funds Trust (the Trust), do hereby certify, to such officer’s knowledge, that:

     (1) the Trust’s report on Form N-CSR for the period ended June 30, 2011 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated: August 30, 2011

/s/ James P. Cullen
Name: James P. Cullen
Title: President

Dated: August 30, 2011

/s/ Jeffrey T. Battaglia
Name: Jeffrey T. Battaglia
Title: Treasurer